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                                                                    Exhibit 23.1


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


MicroTel International, Inc.
Ontario, California


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of our report dated March 20, 1998, except as to Note 17, which is as of April 9, 1998, relating to the consolidated financial statements and financial statement schedule of MicroTel International, Inc. appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 1997. Our report contains an explanatory paragraph regarding the Company's ability to continue as a going concern.


                                        /s/BDO SEIDMAN, LLP
                                        --------------------
                                        BDO SEIDMAN, LLP


Costa Mesa, California
January 22, 1999